Exhibit 99.1

FOR IMMEDIATE RELEASE

RVL Pharmaceuticals plc Announces Preliminary Fourth Quarter Sequential Growth of 21% and Full Year 2022 UPNEEQ® Net Product Sales

-- Expects fourth quarter 2022 preliminary UPNEEQ net product sales of approximately $12.1 million, representing an increase of 21% over the third quarter 2022, and approximately $36.5 million for full year 2022 --

-- Approximately 4,300 cumulative unique medical aesthetics practices had placed orders for UPNEEQ through the end of the fourth quarter 2022, a 23% increase from the end of the third quarter 2022 --

BRIDGEWATER, N.J., January 9, 2023 – RVL Pharmaceuticals plc (Nasdaq: RVLP) (“RVL” or the “Company”), a specialty pharmaceutical company, today announced preliminary fourth quarter and full year 2022 net product sales of UPNEEQ® (oxymetazoline hydrochloride ophthalmic solution), 0.1%, the first and only U.S. Food and Drug Administration (“FDA”)-approved ophthalmic solution for blepharoptosis, or droopy eyelids, of approximately $12.1 million and $36.5 million, respectively. The preliminary fourth quarter 2022 net product sales of UPNEEQ represent a sequential increase of 21% from the third quarter 2022. The Company also announced that from February through year-end 2022 it had received orders from approximately 4,300 cumulative unique medical aesthetics practices.

“We are proud of our progress in the fourth quarter, notably the continued upward trajectory of net product sales for UPNEEQ. On a full-year basis, we expect our UPNEEQ revenues to exceed $36 million, representing nearly 400% growth over 2021. We are similarly pleased with the continued management of our operating expense base as we have streamlined and simplified our business this past year while driving significant topline growth. This momentum supports our continued enthusiasm about the high growth potential of UPNEEQ. Looking ahead, as our sales team continues to make inroads in establishing the product as a non-invasive part of the daily routine of people with ptosis or droopy eye lids, we expect the rollout of our new eCommerce platform along with the expansion into telemedicine, to further enhance access and awareness for UPNEEQ,” stated Brian Markison, Chief Executive Officer of RVL.

“We look forward to sharing detailed fourth quarter and full-year 2022 financial results, as well as a preview of 2023, on our next investor call in March,” concluded Markison.

Preliminary Financial Information

The financial and operating data for the fourth quarter of 2022 and for the full year 2022 is preliminary and may change. This preliminary data has been prepared by, and is the responsibility of, the Company’s management and no independent accounting firm has audited, reviewed, compiled or performed any procedures with respect to this preliminary financial data. There can be no assurance that the Company’s actual results for this quarterly and annual period will not differ from the preliminary financial and operating data and such changes could be material. In addition, the Company’s estimate of UPNEEQ net product sales for the fourth quarter of 2022 and for the full year 2022 should not be viewed as a substitute for full financial statements for the fourth quarter of 2022 and for the full year 2022 prepared in accordance with U.S. generally accepted accounting standards. Additional information that will be material to investors will be provided in the financial statements for the year ended December 31, 2022, and, accordingly, investors should not place undue reliance on the limited preliminary information being provided herein.

Forward Looking Statements

This press release includes statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” The Company’s actual results may vary significantly from the results anticipated in these forward-looking statements, which can generally be identified by the use of forward-looking terminology, including the terms “believes,” “expects,” “may,” “will,” “should,” “seeks,” “projects,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They include statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, its results of operations, financial condition, liquidity, prospects, financial guidance, growth plan, strategies, trends and other events, particularly relating to sales of UPNEEQ and FDA and other regulatory applications, approvals and actions, the rollout of our new eCommerce platform and the expansion into telemedicine, the continuation of historical trends, our ability to manage costs and service our debt and the sufficiency of our cash balances and cash generated from operating and financing activities for future liquidity and capital resource needs. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We may not achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place significant reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Important factors that could cause actual results and events to differ materially from those indicated in the forward-looking statements include the following: UPNEEQ’s ability to reach market acceptance by clinicians and patients; our ability to successfully commercialize UPNEEQ; our customers’ willingness to pay the price we charge for UPNEEQ; the results of our marketing and sales expenditures; our dependence on third-party suppliers and distributors for UPNEEQ; UPNEEQ’s ability to produce its intended effects; failures of or delays in clinical trials or other delays in obtaining regulatory approval or commencing product sales for new products; the impact of legal proceedings; and other risks and uncertainties more fully described in the “Risk Factors” section of our Annual Report on Form 10-K filed on March 30, 2022, our Quarterly Report on Form 10-Q filed on November 10, 2022 and other filings that the Company makes with the Securities and Exchange Commission. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law.

IMPORTANT SAFETY INFORMATION

INDICATION

UPNEEQ® (oxymetazoline hydrochloride ophthalmic solution), 0.1% is indicated for the treatment of acquired blepharoptosis in adults.

WARNINGS AND PRECAUTIONS

•	Ptosis may be associated with neurologic or orbital diseases such as stroke and/or cerebral aneurysm, Horner syndrome, myasthenia gravis, external ophthalmoplegia, orbital infection and orbital masses. Consideration should be given to these conditions in the presence of ptosis with decreased levator muscle function and/or other neurologic signs.

•	Alpha-adrenergic agonists as a class may impact blood pressure. Advise UPNEEQ patients with cardiovascular disease, orthostatic hypotension, and/or uncontrolled hypertension or hypotension to seek medical care if their condition worsens.

•	Use UPNEEQ with caution in patients with cerebral or coronary insufficiency or Sjögren’s syndrome. Advise patients to seek medical care if signs and symptoms of potentiation of vascular insufficiency develop.

•	UPNEEQ may increase the risk of angle closure glaucoma in patients with untreated narrow-angle glaucoma. Advise patients to seek immediate medical care if signs and symptoms of acute narrow-angle glaucoma develop.

•	Patients should not touch the tip of the single patient-use container to their eye or to any surface, in order to avoid eye injury or contamination of the solution.

ADVERSE REACTIONS

Adverse reactions that occurred in 1-5% of subjects treated with UPNEEQ were punctate keratitis, conjunctival hyperemia, dry eye, blurred vision, instillation site pain, eye irritation and headache.

DRUG INTERACTIONS

•	Alpha-adrenergic agonists, as a class, may impact blood pressure. Caution in using drugs such as betablockers, anti-hypertensives, and/or cardiac glycosides is advised. Caution should also be exercised in patients receiving alpha adrenergic receptor antagonists such as in the treatment of cardiovascular disease, or benign prostatic hypertrophy.

•	Caution is advised in patients taking monoamine oxidase inhibitors which can affect the metabolism and uptake of circulating amines.

About RVL Pharmaceuticals plc

RVL Pharmaceuticals plc is a specialty pharmaceutical company focused on the commercialization of UPNEEQ® (oxymetazoline hydrochloride ophthalmic solution), 0.1%, for the treatment of acquired blepharoptosis, or low-lying eyelid, in adults. UPNEEQ is the first non-surgical treatment option approved by the FDA for acquired blepharoptosis.

Investor and Media Relations for RVL Pharmaceuticals plc

Lisa M. Wilson
In-Site Communications, Inc.
T: 212-452-2793
E: lwilson@insitecony.com